Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No.  333-122885) pertaining to the Coastal Banking Company, Inc. 2000 Stock Incentive Plan of our report dated January 28, 2005, with respect to the consolidated financial statements of Coastal Banking Company, Inc. and Subsidiary incorporated by reference in the Annual Report on Form 10-KSB for the year ended December 31, 2004.

Elliott Davis, LLC
/s/ Elliott Davis, LLC
March 30, 2005
Greenville, South Carolina